UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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Allied Capital Corporation

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Allied Capital Corporation (ALD) / Ares Capital Corporation (ARCC) Proposed Merger Transaction March 5, 2010 Washington DC | New York www.alliedcapital.com

Important Notice FORWARD-LOOKING STATEMENTS Statements included herein and in the Joint Proxy Statement/Prospectus referred to below may constitute "forward-looking statements," which relate to future events or the future performance or financial condition of Ares Capital or Allied Capital or the combined company following the merger. Ares Capital and Allied Capital caution readers that any forward- looking information is not a guarantee of future performance, condition or results and involves a number of risks and uncertainties. Actual results and condition may differ materially from those in the forward-looking statements as a result of a number of factors. Such forward-looking statements include, but are not limited to, statements about the benefits of the merger, including, among others, future financial and operating results, Ares Capital's plans, objectives, expectations and intentions and other statements that are not historical facts. Factors that may affect future results and condition are described in "Special Note Regarding Forward-Looking Statements" in the Joint Proxy Statement/Prospectus and in Ares Capital's and Allied Capital's other filings with the SEC, each of which are available at the SEC's web site http://www.sec.gov or http://www.arescapitalcorp.com or http://www.alliedcapital.com, respectively. Ares Capital and Allied Capital disclaim any obligation to update and revise statements made herein or in the Joint Proxy Statement/Prospectus based on new information or otherwise. Historical results discussed in this presentation are not indicative of future results. The following slides contain summaries of certain financial and statistical information about Ares Capital and Allied Capital. The information contained in this presentation is summary information that is intended to be considered in the context of the Joint Proxy Statement/Prospectus and Ares Capital's and Allied Capital's other SEC filings and public announcements that they may make, by press release or otherwise, from time to time. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. You should not view the past performance of Ares Capital or Allied Capital, or information about the market, as indicative of Ares Capital's or Allied Capital's future results or the potential future results of the combined company following the merger. Further, performance information respecting investment returns on portfolio transactions is not directly equivalent to returns on an investment in Ares Capital's or Allied Capital's common stock. The following slides contain information in respect of each of Ares Capital and Allied Capital. Neither company makes any representation as to the accuracy of the other company's information. Although the companies signed a merger agreement as previously reported and filed with the SEC, the companies remain independent as of the date hereof. IMPORTANT ADDITIONAL INFORMATION FILED WITH SEC This communication is being made in respect of the proposed business combination involving Ares Capital and Allied Capital. In connection with the proposed transaction, Ares Capital has filed with the SEC a Registration Statement on Form N-14 that includes proxy statements of Ares Capital and Allied Capital and that also constitutes a prospectus of Ares Capital. On or around February 16, 2010, Ares Capital and Allied Capital began mailing the Joint Proxy Statement/Prospectus to their respective stockholders of record as of the close of business on February 2, 2010. INVESTORS AND SECURITY HOLDERS OF ARES CAPITAL AND ALLIED CAPITAL ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders can obtain free copies of the Registration Statement and Joint Proxy Statement/Prospectus and other documents filed with the SEC by each of Ares Capital and Allied Capital through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and Joint Proxy Statement/Prospectus and other documents filed with the SEC can also be obtained on Ares Capital Corporation's website at www.arescapitalcorp.com or on Allied Capital Corporation's website at www.alliedcapital.com, respectively. PROXY SOLICITATION Ares Capital, Allied Capital and their respective directors, executive officers and certain other members of management and employees, including employees of Ares Capital's investment adviser Ares Capital Management LLC and its affiliates, may be soliciting proxies from Ares Capital and Allied Capital stockholders in favor of the acquisition. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Ares Capital and Allied Capital stockholders in connection with the proposed acquisition is set forth in the Joint Proxy Statement/Prospectus filed with the SEC. You can obtain a free copy of this document in the manner set forth above.

Strategic Rationale Strength of Ares Platform Merger Transaction Process Table of Contents Executive Summary Synergies

Transaction Summary Summary of Key Transaction Features(1) (1) The transaction between ARCC and ALD is subject to, among other things, stockholder approvals and other closing conditions, and there can be no guarantee that such transaction will occur. (2) Holders of unexercised "in-the-money" stock options at the closing will have the right to receive in cash or ARCC common stock (at the holder's election) an amount based on the difference between (1) the average closing price of ARCC's common stock over the five consecutive trading day period preceding the closing multiplied by the exchange ratio of .325 and (2) the applicable exercise price. (3) The unaudited pro forma condensed consolidated financial information of ALD and ARCC is included in the joint proxy statement/prospectus. (4) Applies to dividends of ARCC with a record date after the closing. Such dividends would be paid to ALD shareholders after they become ARCC shareholders in accordance with the terms of the merger agreement. Consideration ARCC common stock(2) Exchange Ratio Fixed exchange ratio of 0.325 ARCC share for every one ALD share Special Dividend ALD intends to declare a special dividend of $0.20 per share on the date the merger is approved by the affirmative vote of holders of 2/3 of the shares of ALD common stock to be paid to ALD shareholders of record on such date payable after the closing of the merger Balance Sheet Pro forma debt to equity at closing expected to be in a range of 0.65x to 0.75x(3) Governance Ares Capital Management LLC to remain as external manager ARCC's Board of Directors to be increased by at least one member; ARCC will submit the name of one member of ALD's Board of Directors to the Nominating and Governance Committee of ARCC's Board of Directors for consideration to fill the vacancy Transaction Close Anticipated closing around end of first quarter 2010(1) Dividend Upon closing, ALD shareholders would be entitled to any ARCC dividend declared(4) Executive Summary

Introduction ALD continues to face challenges as stand-alone company Debt maturities / de-leveraging require continuing asset sales which may challenge future profitability, cash flow and potential dividends BDCs are yield vehicles that trade primarily on an expected dividend yield basis Generally do not trade at or above NAV without sufficient cash dividend distributions ALD believes ARCC is a strong partner with ability to close and create opportunity for stockholder value creation In considering various strategic alternatives, ALD's Board evaluated a number of critical factors as it related to a potential merger and deemed ARCC to be the most suitable partner ARCC brings combination of balance sheet strength, profitability, access to capital, a strong origination platform, strong credit quality and asset management expertise Even with ALD's progress in de-levering its balance sheet and today's market environment, ALD's Board continues to believe the merger provides the best alternative for shareholders and has reaffirmed its support for the merger Transaction offers immediate potential dividends to ALD shareholders Upon closing, ALD shareholders would be entitled to any ARCC dividend declared(1) Significant progress towards completing the merger has been achieved ALD intends to declare a special dividend of $0.20 per share on the date the merger is approved by the affirmative vote of holders of 2/3 of the shares of ALD common stock to be paid to ALD shareholders of record on such date payable after the closing of the merger Special dividend is supported by ALD's successful refinancing of its balance sheet in Q1'10 Dividend will be funded at closing (1) Applies to dividends of ARCC with a record date after the closing. Such dividends would be paid to ALD shareholders after they become ARCC shareholders in accordance with the terms of the merger agreement. Executive Summary

ALD Situation Overview - Stand-alone Headwinds ALD has not paid a dividend since 2008 Due to covenant breaches under previous debt agreements and BDC limitations Still needs to preserve capital and de-lever the balance sheet Expects that its shareholders will not receive dividends in 2010 on a stand-alone basis; future ALD dividends are uncertain Limited ability to access equity capital ALD trading well below NAV for over a year; does not have stockholder approval to issue stock below NAV Has not been able to access equity capital markets since June 2008 Limited ability to access debt capital - restrictive borrowing terms Although successful in restructuring its private debt in August 2009, the weighted average cost of debt remained high at 9.8% as of December 31, 2009(1) ALD has since repaid/refinanced its highest cost private debt but operating terms remain restrictive Remains a non-investment grade company; last public debt raise December 2006 De-leveraging requirement resulted in significant asset sales While having repaid $1.1 billion of debt since September 30, 2008, ALD faces further de-levering $570 million of debt maturities in 2011 Since Q4'08, ALD's strategy has been defensive, with less operating flexibility and minimal new investment capacity (1) Includes annual cost of commitment fees, other facility fees and amortization of debt financing costs. Executive Summary

Expected Benefits of Proposed Merger to ALD Shareholders Resumption of dividend payments for ALD shareholders Improved access to the debt capital markets on more favorable terms Improved access to the equity capital markets Increased liquidity and flexibility to provide for future growth of the business Increased portfolio diversity Size and scope of Ares Management's investment management platform ARCC's ability to complete the transaction and effectively integrate the businesses upon a successful stockholder vote Executive Summary

Value Creation - ALD's Trading Since Announcement ALD Price ALD Price/Book 1/1/2009 2.91 0.22 1/5/2009 3.55 0.26 1/6/2009 4.8 0.36 1/7/2009 4.47 0.33 1/8/2009 4.41 0.33 1/9/2009 4.46 0.33 1/12/2009 3.42 0.25 1/13/2009 3.47 0.26 1/14/2009 3.32 0.25 1/15/2009 3.18 0.24 1/16/2009 3.22 0.24 1/20/2009 2.72 0.2 1/21/2009 3.16 0.23 1/22/2009 2.9 0.21 1/23/2009 3.47 0.26 1/26/2009 3.37 0.25 1/27/2009 3.6 0.27 1/28/2009 1.91 0.14 1/29/2009 1.62 0.12 1/30/2009 1.56 0.12 2/2/2009 1.55 0.11 2/3/2009 1.27 0.09 2/4/2009 1.21 0.09 2/5/2009 1.31 0.1 2/6/2009 1.64 0.12 2/9/2009 1.61 0.12 2/10/2009 1.3 0.1 2/11/2009 1.42 0.11 2/12/2009 1.37 0.1 2/13/2009 1.26 0.09 2/17/2009 1.1 0.08 2/18/2009 1.09 0.08 2/19/2009 0.7 0.08 2/20/2009 0.59 0.04 2/23/2009 0.6 0.04 2/24/2009 0.65 0.05 2/25/2009 0.88 0.07 2/26/2009 1.06 0.11 2/27/2009 1.07 0.11 3/2/2009 0.87 0.09 3/3/2009 0.73 0.08 3/4/2009 0.79 0.08 3/5/2009 0.67 0.07 3/6/2009 0.6 0.06 3/9/2009 0.77 0.08 3/10/2009 1.24 0.13 3/11/2009 0.95 0.1 3/12/2009 1.08 0.11 3/13/2009 1.03 0.11 3/16/2009 1.26 0.13 3/17/2009 1.27 0.13 3/18/2009 1.34 0.14 3/19/2009 1.11 0.12 3/20/2009 1.06 0.11 3/23/2009 1.37 0.14 3/24/2009 1.36 0.14 3/25/2009 1.72 0.18 3/26/2009 1.84 0.19 3/27/2009 1.7 0.18 3/30/2009 1.53 0.16 3/31/2009 1.59 0.17 4/1/2009 1.65 0.17 4/2/2009 1.78 0.19 4/3/2009 1.77 0.18 4/6/2009 1.64 0.17 4/7/2009 1.51 0.16 4/8/2009 1.48 0.15 4/9/2009 1.71 0.18 4/13/2009 1.82 0.19 4/14/2009 1.62 0.17 4/15/2009 1.79 0.19 4/16/2009 1.84 0.19 4/17/2009 1.89 0.2 4/20/2009 1.56 0.16 4/21/2009 1.79 0.19 4/22/2009 1.74 0.18 4/23/2009 1.8 0.19 4/24/2009 1.88 0.2 4/27/2009 1.75 0.18 4/28/2009 1.89 0.2 4/29/2009 1.92 0.2 4/30/2009 2.46 0.26 5/1/2009 2.92 0.3 5/4/2009 3.36 0.35 5/5/2009 4.02 0.42 5/6/2009 3.55 0.37 5/7/2009 3 0.31 5/8/2009 3.45 0.45 5/11/2009 3.03 0.4 5/12/2009 2.9 0.38 5/13/2009 2.63 0.34 5/14/2009 2.8 0.37 5/15/2009 2.58 0.34 5/18/2009 3.14 0.41 5/19/2009 3.1 0.4 5/20/2009 3.05 0.4 5/21/2009 2.93 0.38 5/22/2009 2.91 0.38 5/26/2009 2.97 0.39 3/2/10 Price: $4.41 Price/Book: 0.66x 4/1/09 ALD discloses termination of substantially all of the unused commitments under the revolving line of credit 9/1/09 ALD announces comprehensive restructuring of its Private Notes & Bank Credit Facility 10/26/09 Announcement of ARCC/ALD proposed merger Average Price / Book Average Price / Book Average Price / Book Average Price / Book Pre-Announcement Pre-Announcement Since Announcement 3 mo. 6 mo. Since Announcement ALD 0.42x 0.43x 0.56x (1) Price/book multiple reflects the most current NAV figure available in the markets. Source: SNL Financial, Company filings. (1) Executive Summary 10/23/09 Price: $2.73

Consideration Offered to Allied 2.73 4.41 4.4 ALD's Trading Price 3.47 0.2 Total 2.73 3.47 4.41 4.6 ARCC Consideration Paid to Allied October 26, 2009 Announcement of Proposed Merger Current With Special Dividend ALD's Trading Price Consideration Offered to ALD 32% Increase in Consideration Stock Cash Dividend Represents ALD's closing price on October 23, 2009. Represents ARCC's closing price on October 23, 2009 ($10.69) times the 0.325 exchange ratio. Represents ALD's closing price on March 2, 2010. Represents ARCC's closing price on March 2, 2010 ($13.54) times the 0.325 exchange ratio, plus the $0.20 special dividend (assuming it is paid). (1) (2) (3) (4) 69% Increase in Value Executive Summary

Transaction Timeline - From Announcement to Expected Close(1) 10/26 Merger Agreement Signed 12/16 Joint Proxy Statement / Prospectus Filed 1/29 ALD Private Debt Repaid and New Term Debt Facility Put In Place 2/10 ARCC Closes Equity Offering Including Overallotment 2/16 ALD Begins Mailing Definitive Proxy Statement 3/26 ALD Special Stockholders' Meeting End of Q1 Expected Close November December January 2010 February March April Proxy Solicitation October 2009 (1) There can be no assurance that the transaction will close in this timeframe, if at all. 2/12 ALD Definitive Proxy Statement Filed Executive Summary

Table of Contents Strategic Rationale Strength of Ares Platform Merger Transaction Process Executive Summary Synergies

2008 and 2009 Were Challenging for ALD Declining asset values resulted in increased unrealized depreciation Triggered default under certain lending arrangements as of December 31, 2008 Debt covenant defaults Limited operating flexibility Prevented additional borrowings Required selected asset sales to de-lever Resulted in the suspension of dividends Since June of 2008, ALD has been unable to access equity capital Shifted the business focus from portfolio growth to selling assets for debt repayment and balance sheet de-levering New term debt still limits operational flexibility Requires repayments from asset sales and restricts new investments $570 million of debt maturities in 2011 The ALD Board has been focused on rebuilding stockholder value, including the resumption of dividends, throughout this period ALD continues to preserve capital; any future ALD dividends are uncertain New term debt limits ability to pay dividends on a stand-alone basis Merger Transaction Process

ALD's Board Conducted a Thorough Review of Strategic Alternatives ALD Board regularly reviewed and considered potential strategic alternatives based on: Performance of ALD Business needs and growth prospects Challenges and opportunities presented by the industry / economy / capital markets Beginning in 2008, the Board has considered a number of strategic alternatives, including: Continue as a stand-alone company Convert to an operating company structure Investments by strategic partners Combinations with other financial services firms ALD Board met 36 times in 2009 and 27 times in 2008; these meetings regularly included discussions of strategic alternatives Merger Transaction Process

In 2008 and 2009, ALD discussed a variety of strategic alternatives with domestic and European financial services firms, including the following types of companies BDCs Finance Companies Had exploratory discussions with more than 15 of these companies Executed confidentiality agreements with approximately half of these companies Conducted more in-depth discussions Provided preliminary diligence Entered formal merger negotiations and conducted extensive diligence with two of these companies, including ARCC ALD was approached by "Company X," a financial services firm, in October 2008 regarding a potential business combination Executed non-disclosure agreement Financial and legal advisors engaged by ALD Extensive diligence conducted by ALD and "Company X" Began negotiating the terms of a merger agreement After a thorough process, in November 2008, ALD and "Company X" determined not to proceed with a transaction ALD Evaluated Many Potential Strategic Partners Merger Transaction Process Private Equity Funds Hedge Funds SPACs European Investment Vehicles

Limited Population of Potential Partners BDC/RICs are highly regulated companies that present either regulatory or tax complications for any potential non-BDC partner Merging with a BDC could cause a non-investment company partner to be required to become an investment company Tax-paying entities would be unable to pay the most competitive price for a non-tax-paying entity Discussions with several potential non-BDC partners came to an end due to regulatory or tax complexities Merging with another BDC could potentially provide the desired benefits of a merger without those regulatory complications Population of suitable potential BDC partners is limited - would need to meet several criteria, including: A consistent, sustainable dividend Access to debt and equity capital at accretive rates The sophistication and experience to manage a portfolio as large and diverse as ALD's Merger Transaction Process

Very Limited Population of Suitable Potential BDC Partners

- Many BDCs experienced significant declines in asset values, elimination or suspension of dividend payments, and significant declines in share prices
- Since 2007, BDCs have essentially separated into those that pay dividends and have access to debt and equity capital and those that do not – these attributes are essential for long-term success for a BDC
- Seeking a BDC partner with a consistent and credible dividend, access to capital, the sophistication to manage ALD's assets and of sufficient size to resume the dividend paying ability to ALD's shareholders limits potential partners

Dividend-Paying BDCs[1]

BDC	Market Capitalization (mm)
Apollo Investment Corp.	$2,031
Ares Capital Corp.	1,720
Prospect Capital Corp.	741
Blackrock Kelso Capital Corp.	515
Fifth Street Finance Corp.	505
Hercules Technology Growth	344
PennantPark Investment Corp.	264
Gladstone Capital	208
NGP Capital Resources Co.	180
TICC Capital Corp.	162
Kayne Anderson Energy Dev.	157
Main Street Capital Corp.	156
Medallion Financial Corp.	143
Triangle Capital Corp.	132
Gladstone Investment	116
Kohlberg Capital	97
Tortoise Capital Resources	62

Non-Dividend-Paying BDCs[1]

BDC	Market Capitalization (mm)
American Capital	$1,251
Allied Capital Corp.	748
MCG Capital Corp.	371
Capital Southwest Corp.	325
MVC Capital Inc.	303
Harris & Harris Group	148
Equus Total Return Inc.	28
GSC Investment Corp.	15

(1) Source: BB&T Capital Markets research report dated February 26, 2010.

AlliedCapital

ALD/ARCC Proposed Merger Transaction

Merger Transaction Process

16

ALD's Board Unanimously Recommends a Merger with ARCC In March 2009, ARCC approached ALD In July 2009, after consideration of other strategic alternatives and following an unsolicited approach by ARCC, ALD: Executed a confidentiality agreement Engaged Sullivan & Cromwell and Sutherland Asbill & Brennan to act as counsel Granted exclusivity to ARCC to conduct extensive diligence Conducted extensive diligence on ARCC Engaged BofA Merrill Lynch and Sandler O'Neill to act as financial advisors In August, ARCC and ALD determined not to proceed with a transaction and ALD continued to focus on completing its debt restructuring independent of any potential transaction with ARCC In late September, ALD met with ARCC regarding its interest in pursuing a transaction with ALD and, on October 1, 2009, ARCC delivered a non-binding letter outlining certain terms of a potential transaction (including a 0.30 proposed exchange ratio) At ALD's request, its advisors at BofA Merrill Lynch contacted several likely interested and capable potential acquirers, none of which demonstrated serious interest in pursuing an acquisition After ARCC raised the proposed exchange ratio to 0.325 shares of ARCC for each share of ALD, the Board concluded the proposed transaction represented the best strategic alternative Merger Transaction Process

ALD's Consideration of PSEC's Unsolicited Proposals ALD's Board received three unsolicited offers from PSEC to acquire ALD in a stock-for-stock transaction, each of which was non-binding and contingent on conducting diligence First unsolicited offer was received January 14, 2010, almost three months after ALD executed the merger agreement with ARCC Upon receipt of each of these offers, ALD's Board met with management and its external advisors BofA Merrill Lynch Sandler O'Neill Sullivan & Cromwell Sutherland Asbill & Brennan Conducted careful review and analysis of each offer over the course of several Board meetings Our financial advisors met with PSEC's management Prepared a written response to each offer concluding that it was not a superior proposal Form 8-K filed January 19, 2010 Press release issued February 3, 2010 Press release issued February 11, 2010 PSEC's "best and final" offer expired February 17, 2010 Merger Transaction Process

Rejection of PSEC's Unsolicited Offers ALD's Board rejected each of PSEC's unsolicited offers because the Board determined each offer was not a "Superior Proposal" because: PSEC's offers did not provide ALD shareholders superior value as compared to ARCC transaction Merger with ALD puts PSEC's dividend at risk Concern with ability to maintain dividends at same level following dilutive equity issuances Concern about reliance on non-cash items (such as accretion of purchase discount) in order to cover dividend Concern because a significant portion of PSEC's 2009 dividends represented a return of capital PSEC lacks the managerial expertise to manage ALD's portfolio There is no assurance that any agreement with PSEC could be reached or closed PSEC has limited liquidity to operate the combined business PSEC's management platform is inferior to the ARCC management platform The acquisition of Patriot Capital further weakens PSEC's platform, making PSEC a less attractive merger partner PSEC has a track record of highly dilutive equity capital raises A combination with PSEC creates a much riskier portfolio for ALD shareholders As of September 30, 2009, PSEC's non-accruals at cost were 16.0% Merger Transaction Process

Integration Activity Update ARCC engaged Ernst & Young as an integration consultant Key targets are being communicated regularly Tracking integration milestones Established Executive Steering and Transition Management Committees to oversee integration process led by assigned functional group heads Weekly meetings between transition teams have been critical to integration activity Established in November 2009 Functional teams address specific issues Progress is tracked and reported to the Board of both ALD/ARCC Merger Transaction Process

ARCC's Ability to Complete Closing Upon Stockholder Vote Due Diligence ARCC team of over 100 internal and external professionals conducted extensive due diligence on ALD's portfolio and business Integration Professional and institutionalized approach to integration Access to Capital ARCC recently expanded its revolving credit facility by $90 million, with an additional $75 million available upon the closing of the merger transaction with ALD Total pro forma undrawn debt capacity is currently $697 million(1) ARCC recently raised $277.5 million in net proceeds of equity capital at 1.11x its December 31, 2009 NAV Approvals ARCC has obtained lender consents, subject to satisfaction of certain conditions; only rating agency confirmation on its CLO notes (if necessary) remains ALD has repaid/refinanced its restrictive private debt; it has obtained lender consents for its new private debt, subject to satisfaction of certain conditions HSR approval obtained Pro forma for $277.5 million of net proceeds from ARCC's February 2010 equity raise. Includes cash and cash equivalents. Merger Transaction Process

Table of Contents Strategic Rationale Strength of Ares Platform Merger Transaction Process Executive Summary Synergies

Resumption of Quarterly Dividends Upon closing of the merger with ARCC, ALD shareholders would receive any ARCC dividend with a record date post-closing(1) ARCC has a consistent record of dividend payments Consistently paid on a quarterly basis since its inception in 2004 Paid in an amount of at least $0.35 per share since April 2006 For Q3'09 and Q4'09, ARCC's core earnings(2) provided dividend coverage in excess of 100% ARCC is committed to its dividend ARCC's investment adviser has committed to defer up to $15 million in annual fees for each of the first two years following the merger if certain earnings targets are not met to help support consistent cash flows and the maintenance of ARCC's current dividend payments ALD has not paid a dividend since Q4'08 ALD expects that its shareholders will not receive dividends in 2010 on a stand- alone basis; future ALD dividends are uncertain ALD continues to preserve capital (1) Applies to dividends of ARCC with a record date after the closing. Such dividends would be paid to ALD shareholders after they become ARCC shareholders in accordance with the terms of the merger agreement. (2) "Core Earnings" is a metric reported by ARCC. Basic and diluted Core EPS (excluding professional fees related to the acquisition of ALD and, for Q3'09, dilution from the August 2009 follow on equity offering) is a non-GAAP financial measure. Core EPS (excluding professional fees related to the acquisition of ALD and, for Q3'09, dilution from the August 2009 follow-on equity offering) is the net per share increase (decrease) in stockholders' equity resulting from operations less professional fees related to the acquisition of ALD and dilution from the August 2009 follow-on equity offering, realized and unrealized gains and losses, any incentive management fees attributable to such realized gains and losses and any income taxes related to such realized gains. Source: Company filings. Strategic Rationale

Improved Access to Debt Capital Markets at Better Terms

ALD

- Less favorable access to debt as a below-investment grade borrower facing further de-levering
- Current weighted average cost of debt of 6.67%[(1)]

Facility [(2)]	Amount (mm)	Drawn (mm)	Rate	Maturity
JPM Facility	$250	$250	L + 450 bps	Feb. 2011
Public Bonds	320	320	6.625%	Jul. 2011
Public Bonds	196	196	6.000%	Mar. 2012
Retail Notes	230	230	6.875%	Apr. 2047
	$996	$996		

- 2011 maturities of $570 million
- No current revolving credit facility – ALD carries higher cash balances to compensate
- Continued asset sales expected to meet a portion of 2011 maturities; current terms of JP Morgan facility require 75% of asset sale proceeds/principal repayments to pay down debt

ARCC

- ARCC currently has BBB rating from S&P and Fitch – benefits from diverse sources of debt capital at attractive terms
- Current weighted average cost of debt of 2.43%[(3)]

Facility [(2)]	Amount (mm)	Drawn (mm)	Rate	Maturity
CP Funding Revolving Facility	$400	$222	L + 275 bps	Jan. 2013
Revolver [(4)]	615	474	L + 300 bps	Jan. 2013
2006 Securitization	274	274	L + 27 bps	Dec. 2019
	$1,289	$969		

- Recent renewal and expansion of credit facility highlights access to debt capital
- Pro forma for $277.5 million net proceeds from an equity raise in February 2010, ARCC's undrawn debt capacity would be $697 million[(5)]
- Broad and deep relationships with top-tier investment banks and other lenders
- Access to flexible capital provides competitive advantage

(1) Reflects ALD's weighted average annual cost of debt after giving effect to the January 29, 2010 refinancing of ALD's private secured debt. ALD is only allowed to borrow amounts such that its asset coverage, as defined in the Investment Company Act of 1940, equals at least 200% after such borrowing.
(2) Source: Company filings as of January 31, 2010.
(3) Effective rate as of January 22, 2010, weighted based on December 31, 2009 balances.
(4) An additional $75 million of commitments are available if the merger transaction with ALD is closed. Drawn amount represents debt balance pro forma for Ares' February 2010 equity capital raise. A BDC is only allowed to borrow amounts such that its asset coverage, as defined in the Investment Company Act of 1940, equals at least 200% after such borrowing.
(5) Includes cash and cash equivalents.
Source: SNL Financial, Company filings.

AlliedCapital
ALD/ARCC Proposed Merger Transaction
Strategic Rationale
24

Improved Access to Equity Capital Markets


ARCC
EQUITY RAISES
2004
2005
2006
2007
2008
2009
2010
10/04
Initial Public Offering
Price per share: $15.00
$165.0 million
10/05
Add-On
Price per share: $15.46
$224.2 million
Price/Book: 1.03x
12/06 - 1/07
Add-On
Price per share: $18.50
$58.1 million
Price/Book: 1.23x
8/07
Add-On
Price per share: $16.30
$43.1 million
Price/Book: 1.03x
8/09
Add-On
Price per share: $9.25
$115.1 million
Price/Book: 0.83x
3/05
Add-On
Price per share: $16.00
$193.2 million
Price/Book: 1.11x
7/06
Add-On
Price per share: $15.67
$168.9 million
Price/Book: 1.04x
2/07
Add-On
Price per share: $19.95
$27.6 million
Price/Book: 1.32x
4/07
Add-On
Price per share: $17.97
$279.0 million
Price/Book: 1.18x
4/08
1:3 Transferable Rights
Offering
Price per share: $11.00
$266.5 million
Price/Book: 0.71x
2/10
Add-On
Price per share: $12.75
$292.7 million
Price/Book: 1.11x

- **ARCC has proven history of disciplined equity offerings throughout economic cycles**
  - Equity raised to match investment requirements and maintain conservative leverage
  - Historical equity raises have been achieved at an average price to book ratio of 1.02x
- **ARCC's current dividend yield of approximately 10%(1) represents one of the lowest costs of capital within the BDC sector**
- **ALD has limited access to equity capital – last equity raise in June 2008**
  - Has been trading at a significant discount to NAV since 2008
  - Does not have stockholder approval to sell equity below NAV

(1) Dividend yield is based on annualized Q1'10 dividend of $0.35 which is then divided by the closing stock price of $13.54 as of March 2, 2010. ARCC's performance at market share price will differ from its results at NAV. ARCC shares fluctuate in value. ARCC's performance changes over time and currently may be different from that shown. Past performance is no guarantee of future results.

Source: SNL Financial, Company filings.

ALLIEDCAPITAL

ALD/ARCC Proposed Merger Transaction Strategic Rationale

25

Creates a Larger and Better Capitalized Company

- **Combined ALD/ARCC is expected to benefit from a broad and deep middle market origination and asset management platform**
- **Pro forma balance sheet represents conservative leverage position, with significant capital resources for growth**
- **More patient capital to better realize the long-term value of ALD portfolio investments**
- **At December 31, 2009, ALD's leverage was 1.19x**
  - Company continues to sell assets to de-lever

Pro Forma Balance Sheet(1)

$ in millions (except per share data)	ALD 12/31/2009	ARCC (1) 12/31/2009	Pro Forma Combined (2)	Adjusted Pro Forma Combined (3)
Investments	$2,131	$2,172	$4,006	$4,006
Debt	$1,426	$969	$1,758	$1,481
Stockholders' Equity	$1,198	$1,258	$2,321	$2,599
Shares Outstanding	180	110	168	191
NAV / Share	$6.66	$11.44	$13.78	$13.58
Debt / Equity Ratio	1.19x	0.77x	0.76x	0.57x
Net Debt / Equity Ratio	0.85x	0.69x	0.72x	0.54x
Implied Pro Forma Ownership				
Allied				~30%
Ares				~70%

(1) Unaudited pro forma condensed consolidated balance sheet information for ARCC and ALD as a consolidated entity. The information as of December 31, 2009 is presented as if the merger had been completed on December 31, 2009 and after giving effect to certain transactions that occurred subsequent to December 31, 2009. This information is presented for illustrative purposes only and does not necessarily indicate the combined financial position that would have resulted had the merger been completed on December 31, 2009. This information should be read together with the respective historical audited and unaudited consolidated financial statements and the related notes of ALD and ARCC.
(2) Information does not take into account ARCC's February 2010 equity raise.
(3) Reflects adjustments made in accordance with ASC 805-10, asset sales and repayments of ALD's investments subsequent to December 31, 2009, the repayment of ALD's private secured debt and ALD's new bridge loan with JP Morgan.
(4) Adjusted to include $277.5 million of net proceeds from ARCC's February 2010 equity raise.

ALLIED CAPITAL
ALD/ARCC Proposed Merger Transaction
Strategic Rationale
26

Improved Portfolio Diversification Combination improves portfolio diversity Top 10 issuers represent 23% of the combined company vs: 39% for ALD stand-alone 34% for ARCC stand-alone Average issuer investment of $23 million or 0.5% of assets for combined company vs: $22 million or 1.0% of assets for ALD stand-alone $23 million or 1.1% of assets for ARCC stand-alone ARCC's focus on senior secured debt investments helps minimize portfolio losses and the level of non-accrual assets (1) Based on fair value as of December 31, 2009; totals may not equal 100% due to rounding. Source: SNL Financial, Company filings. Business Services 0.32 Consumer Products 0.29 Financial 0.09 Health Care 0.03 Education 0.03 Other 0.04 Retail 0.03 Private Debt Funds Restaurants and Food Services CLO/CDO 0.08 Other Services Beverage/Food/Tobacco Consumer Services 0.05 Manufacturing Industrial Products 0.04 Environmental Services Computers/Electronics Printing/Publishing/Media Aerospace and Defense Business Services 0.06 Consumer Products 0.03 Financial 0.16 Health Care 0.18 Education 0.1 Other 0.06 Retail 0.06 Private Debt Funds Restaurants and Food Services 0.08 CLO/CDO Other Services 0.08 Beverage/Food/Tobacco 0.06 Consumer Services Manufacturing 0.04 Industrial Products Environmental Services 0.02 Computers/Electronics 0.01 Printing/Publishing/Media 0.03 Aerospace and Defense 0.03 Portfolio by Industry (1) ALD - $2.1 bn Pro Forma - $4.0 bn Business Services 0.19 Consumer Products 0.16 Financial 0.13 Healthcare 0.11 Education 0.07 Other 0.05 Retail 0.04 Private Debt Funds 0 Restaurants and Food Services 0.04 CLO/CDO 0.04 Other Services 0.04 Beverage/Food/Tobacco 0.03 Consumer Services 0.02 Manufacturing 0.02 Industrial Products 0.02 Environmental Services 0.01 Computers/Electronics 0.01 Printing/Publishing/Media 0.01 Aerospace and Defense 0.01 Industry ALD ARCC Pro Forma Business Services 32% 6% 19% Consumer Products 29% 3% 16% Financial 9% 16% 13% Health Care 3% 18% 11% Education 3% 10% 7% Other 4% 6% 5% Retail 3% 6% 4% Restaurants & Food Services 8% 4% CLO/CDO 8% 4% Other Services 8% 4% Beverage/Food/Tobacco 6% 3% Consumer Services 5% 2% Manufacturing 4% 2% Industrial Products 4% 2% Environmental 2% 1% Computers/Electronics 1% 1% Printing/Publishing/Media 3% 1% Aerospace and Defense 3% 1% Portfolio by Security (1) ARCC - $2.2 bn Equity Subordinated Unitranche Senior ALD 0.241 0.45 0.178 0.131 ARCC 0.15 0.33 0 0.52 Pro Forma 0.194 0.39 0.088 0.328 Senior Subordinated Unitranche Equity Strategic Rationale

Table of Contents Strategic Rationale Strength of Ares Platform Merger Transaction Process Executive Summary Synergies

Synergistic Benefits to ALD Shareholders ALD and ARCC are Business Development Companies and Regulated Investment Companies (BDC/RICs) BDC/RICs: Pay through taxable income as dividends to shareholders Are valued by shareholders based on perception of sustainability of dividends and growth potential Generally do not trade at or above net asset value without sufficient cash dividend distributions In the absence of any dividend payments BDCs lack strong valuation anchor and experience more stock price volatility Synergistic benefits of the ALD/ARCC Proposed Merger to current ALD shareholders will be measured by the ability of the combined company to pay a sustainable cash dividend sooner and with less perceived risk than on a stand-alone basis Synergies

Synergistic Benefits to ALD Shareholders Price/NAV is positively correlated to dividend yield Price / NAV vs Dividend Yield (1) (1) Market data as of March 2, 2010. (2) Dividend paying BDCs includes: AINV, BKCC, FSC, GAIN, GLAD, MAIN, MVC, PNNT, PSEC and TCAP. (3) Non-dividend paying BDCs includes: ACAS and MCGC. Source: Company filings, FactSet. 0.094 0.14 0.108 0.102 0.103 0.125 0.103 0 0.134 0 0.038 0.081 0.086 0 ALD 0.65 ARCC 1.15 Dividend Paying BDCs 1.15 1.17 1.01 0.88 1.16 1.31 0.99 0.72 0.87 0.7 Non-Dividend Paying BDCs 0.51 0.66 Trendline 1.15 1.17 1.01 0.88 1.16 1.31 1.15 0.51 0.99 0.65 0.72 0.87 0.7 0.66 Synergies (2) (3)

Synergistic Benefits to ALD Shareholders - Current Dividends ALD's shareholders are expected to benefit from ARCC's greater earnings power and historically consistent dividend stream ALD does not expect to pay a dividend to its shareholders on a stand- alone basis in 2010 Any dividend payments beyond that are uncertain in amount or timing Based on fixed exchange ratio of 0.325 ARCC share for every one ALD share, which results in ALD shareholders owning approximately 30% of the combined company's equity. Amounts set forth below are historical in nature and assume that ALD shareholders owned approximately 30% of the combined company at December 31, 2009. Past performance is not a guarantee of future results. The weighted average yield of debt and income producing securities at fair value is computed as (a) annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount earned on accruing debt included in such securities, divided by (b) total debt and income producing securities at fair value included in such securities. ARCC based on Core EPS (excludes professional fees related to the proposed acquisition of ALD) which is a non-GAAP financial measure. Core EPS (excluding professional fees related to the proposed acquisition of ALD) is the net per share increase (decrease) in stockholders' equity resulting from operations less professional fees related to the proposed acquisition of ALD, realized and unrealized gains and losses, any incentive management fees attributable to such realized gains and losses and any income taxes related to such realized gains. ARCC believes that Core EPS provides useful information to investors regarding financial performance because it is one method ARCC uses to measure its financial condition and results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. See ARCC's quarterly earnings release and/or presentation for definition and reconciliation. ALD based on net investment income and excludes professional fees related to the acquisition by ARCC. Based on average quarterly equity. ALD Standalone ARCC Standalone ALD Pro Forma Portion of ARCC Dividend (1) FY 2009 FY 2009 FY 2009 Wt. Avg. Yield of Debt & Income Producing Securities at FMV (2) 11.6% 12.7% Return on Avg. Equity - Net Inv. Income (3) (4) (5) 4.5% 11.9% Net Investment Income per Share (3) $0.34 $1.35 $0.41 Dividend $0.00 $1.47 $0.45 Synergies

Synergistic Benefits to ALD Shareholders - Ability to Capitalize on Current Market Opportunity ARCC is seeing good debt investment opportunities in the market All-in returns on new debt investment opportunities are generally 200 to 600 basis points higher than in 2007(1) Leverage multiples on new investments are generally lower by 1.5x debt to EBITDA than in 2007(1) and equity contributions are generally higher than in 2007(1) resulting in significantly improved loan to value Illustrative Returns and Capital Structures of Primary Middle Market Buyouts (2) Source: Standard & Poor's LCD. ARCC estimates. Based on hypothetical transaction. For illustrative purposes only and does not necessarily represent the average structure of transactions in the ARCC portfolio. ARCC's portfolio investments can differ materially from those discussed here. Q2'07 Traditional Senior Debt / Mezzanine Structure Unitranche Debt Structure 1st Lien Senior 4 2.75 3.8 2nd Lien Senior 1 Mezzanine Debt 1 1.8 Preferred Equity 1 Common Equity 2 3.1 3.9 Current Structures 20% + Target 14% - 16% PIK 13% - 15% Target (12% Cash) 11.5% (LIBOR + 6.0%) 8.5% Target (LIBOR + 3.0%) 1.0% fee 16%-19% Return 14%-16% Coupon (12% - 13% cash) 3% fee / 3 pts avg. call protection Structural subordination/blockage 10%-13% Return LIBOR + 8%-10% 2% LIBOR floor 2%-3% fee No inter-creditor issues 7%-9% Target LIBOR + 5.5% 2% LIBOR floor 2%-3% fee Synergies

Illustration of Synergistic Benefits to ALD Shareholders ARCC successfully rotated its portfolio over the past year, increasing weighted average spread by approximately 133 bps ALD has not been able to take advantage of current market opportunities and rotate its portfolio given its limited origination activity and operating flexibility and ongoing asset sales for de-leveraging Rotating ALD's non/low-interest bearing assets could potentially result in meaningful incremental earnings for both shareholders For illustrative purposes only, based on assumptions of investment availability. Future results may vary and there can be no assurance that ALD's portfolio will be able to be rotated into new assets with this yield or at all. Pro forma for the merger; after incentive fees. Illustration (1) (Dollar amounts in millions, except per share data) ALD Assets Generating ALD Assets Generating ALD Assets Generating (Dollar amounts in millions, except per share data) 0% Yield 0.1% to 10% Yield 0% to 10% Total FMV of Assets $300 $360 $660 Wtd Avg Yield 0.0% 6.5% 3.6% Annual Interest Income $0.0 $23.6 $23.6 If ALD Portion of Portfolio is Rotated into New Assets at ARCC '09 Wtd Avg Yield FMV of Assets $300 $360 $660 Wtd Avg Yield of ARCC 2009 New Investments 13.7% 13.7% 13.7% Potential Annual Interest Income $41.0 $49.2 $90.2 Potential Incremental Interest Income $41.0 $25.6 $66.7 Potential Incremental Earnings (2) $32.8 $20.5 $53.3 Synergies

Table of Contents Strategic Rationale Strength of Ares Platform Merger Transaction Process Executive Summary Synergies

The Ares Management Platform

- **Ares Management LLC has a track record investing across market cycles**
  - Founded in 1997
  - Approximately $33 billion in committed capital as of December 31, 2009
- **Headquartered in Los Angeles**
  - Offices in Atlanta, Chicago, Frankfurt, London, New York, Paris and Stockholm
- **110+ investment professionals**
  - 250+ total employees (including investment professionals)
  - Covering 700+ companies and 30+ industries

Ares Management LLC

ARES CAPITAL MARKETS GROUP

- U.S. Credit Strategies
  - Leveraged Loans
  - HY Bonds
- European Credit Strategies
  - Leveraged Loans
  - HY Bonds
- Distressed/ Special Situations
  - Leveraged Loans
  - HY Bonds
  - Post Reorg Equities

ARES PRIVATE DEBT GROUP

- Ares Capital Management
  - U.S. "ARCC"
- Europe
  - "Ares Capital Europe"
- 1st Lien / 2nd Lien Non-Syndicated Loans
- Mezzanine Investments
- Senior Secured Loan Fund
- Ivy Hill Asset Management LP
  - MMCF I
  - MMCF II
- CoLTS Platform
- Firstlight
- Senior Debt Fund

ARES PRIVATE EQUITY GROUP

- Private Equity
  - "Ares Corporate Opportunities Fund"
  - Private Equity for Middle Market Companies
  - Focus on Undercapitalized/ Overleveraged Companies

AlliedCapital
ALD/ARCC Proposed Merger Transaction
Strength of Ares Platform
35

Why ARCC is Well Positioned in the Current Market

- **Investment grade ratings, proven access to capital and strong balance sheet**
  - Rated BBB by S&P and Fitch and Ba1 by Moody's
  - Raised over $1.8 billion of capital in public equity market since inception
  - Approximately $1.3 billion of committed debt capital with no maturities until 2013 and blended pricing of 2.43%[(1)]
  - Strong financing and investor relationships – ARCC extended maturity or raised debt or equity capital 12 times since mid-2007
  - Net Debt to Equity ratio of 0.39x[(2)] pro forma for February equity offering
- **Defensively positioned portfolio with strong credit performance**
  - Non-accruing loans at 2.5% of portfolio at cost and 0.5% of portfolio at fair market value as of December 31, 2009
  - Over-weighted in defensive sectors such as healthcare, education, food/beverage and business services
  - Limited or no exposure to: subprime, real estate/homebuilding, commodities, lodging and automotive
  - Strong portfolio statistics – total net debt to EBITDA of 3.9x and interest coverage of 2.7x[(3)]
- **Consistent dividend track record**
  - ARCC has declared/paid at least $0.35 per share in quarterly dividends for the last four years[(4)]
  - For Q3'09 and Q4'09, ARCC's core earnings[(5)] provided dividend coverage in excess of 100%

(1) ARCC is only allowed to borrow amounts such that its asset coverage, as defined in the Investment Company Act of 1940, equals at least 200% after such borrowing. Weighted average cost of debt based on debt outstanding as of December 31, 2009 and January 22, 2010 effective rate.
(2) Includes $277.5 million of net proceeds from ARCC's February 2010 equity raise.
(3) As of December 31, 2009.
(4) ARCC reduced its quarterly dividend from $0.42 in Q1'09 to $0.35 in Q2'09 and has continued the $0.35 quarterly dividend in Q4'09 (paid) and Q1'10 (declared).
(5) "Core Earnings" is a metric reported by ARCC. Basic and diluted Core EPS (excluding professional fees related to the acquisition of ALD and, for Q3'09, dilution from the August 2009 follow-on equity offering) is a non-GAAP financial measure. Core EPS (excluding professional fees related to the acquisition of ALD and, for Q3'09, dilution from the August 2009 follow-on equity offering) is the net per share increase (decrease) in stockholders' equity resulting from operations less professional fees related to the acquisition of ALD and dilution from the August 2009 follow-on equity offering, realized and unrealized gains and losses, any incentive management fees attributable to such realized gains and losses and any income taxes related to such realized gains.

AlliedCapital

ALD/ARCC Proposed Merger Transaction

Strength of Ares Platform

36

ARCC has a High Quality Portfolio Non-accrual Assets as a % of Portfolio Fair Value Incremental Non-accrual Assets When Calculated as a % of Portfolio Cost total ALD 0.116 0.119 0.253 BDC Peers 0.0326 0.049 0.082 ARCC 0.005 0.02 0.025 Non-accrual Assets as a % of Portfolio (1) Peer group includes: ACAS, AINV, BKCC, MCGC, PNNT and PSEC. Financial data as of December 31, 2009 with the exception of BKCC and MCGC financial data as of September 30, 2009. Data not available for FSC and KCAP. Source: SNL Financial, Company filings. Strength of Ares Platform

3/2/2007 1.61 1.32 1.300452393 1.455911059 3/5/2007 1.57 1.22 1.239447771 1.382905304 3/6/2007 1.51 1.24 1.273394732 1.432176668 3/7/2007 1.52 1.24 1.276251827 1.426500946 3/8/2007 1.53 1.25 1.279248296 1.436305333 3/9/2007 1.53 1.26 1.287849664 1.451319694 3/12/2007 1.53 1.26 1.295108235 1.453019219 3/13/2007 1.51 1.17 1.243713238 1.375873407 3/14/2007 1.5 1.22 1.249344496 1.400220316 3/15/2007 1.51 1.23 1.281194812 1.437070317 3/16/2007 1.52 1.2 1.280620496 1.440047332 3/19/2007 1.51 1.21 1.286159508 1.456869575 3/20/2007 1.5 1.21 1.292764632 1.473029493 3/21/2007 1.52 1.23 1.295960756 1.487768195 3/22/2007 1.55 1.22 1.270987521 1.356433271 3/23/2007 1.53 1.24 1.270969693 1.349104417 3/26/2007 1.52 1.25 1.270452367 1.343260141 3/27/2007 1.52 1.23 1.258081375 1.323725392 3/28/2007 1.5 1.2 1.244299782 1.300842549 3/29/2007 1.5 1.18 1.255529843 1.311553722 3/30/2007 1.51 1.2 1.248460589 1.312786352 4/2/2007 1.51 1.2 1.249692503 1.32072507 4/3/2007 1.51 1.2 1.275607864 1.333755259 4/4/2007 1.52 1.19 1.283186036 1.340277567 4/5/2007 1.52 1.19 1.290121208 1.352574963 4/9/2007 1.52 1.19 1.293894408 1.35339342 4/10/2007 1.52 1.19 1.297426271 1.354539871 4/11/2007 1.53 1.2 1.288992167 1.346245034 4/12/2007 1.53 1.21 1.290293694 1.350176113 4/13/2007 1.54 1.21 1.297910442 1.366955134 4/16/2007 1.54 1.21 1.307886489 1.379316414 4/17/2007 1.54 1.21 1.312717229 1.382737767 4/18/2007 1.55 1.21 1.284968528 1.384362265 4/19/2007 1.55 1.21 1.267025031 1.354592264 4/20/2007 1.58 1.2 1.27680243 1.364433017 4/23/2007 1.56 1.2 1.267434962 1.35966408 4/24/2007 1.55 1.2 1.256620544 1.330568014 4/25/2007 1.56 1.2 1.258691906 1.332815297 4/26/2007 1.57 1.2 1.261858822 1.336611692 4/27/2007 1.56 1.19 1.263710552 1.343880024 4/30/2007 1.51 1.18 1.256476795 1.333637246 5/1/2007 1.52 1.17 1.243742953 1.300957158 5/2/2007 1.52 1.19 1.232939609 1.270545117 5/3/2007 1.53 1.19 1.242990442 1.288638525 5/4/2007 1.54 1.19 1.250535381 1.29272638 5/7/2007 1.53 1.19 1.247598095 1.285936115 5/8/2007 1.52 1.18 1.247680076 1.292648844 5/9/2007 1.52 1.19 1.255863331 1.302926176 5/10/2007 1.5 1.17 1.238673311 1.284785407 5/11/2007 1.52 1.17 1.245495363 1.294767963 5/14/2007 1.51 1.15 1.239227828 1.280258776 5/15/2007 1.51 1.13 1.229731793 1.264432898 5/16/2007 1.55 1.16 1.243598244 1.28734773 5/17/2007 1.56 1.16 1.238614937 1.283773286 5/18/2007 1.57 1.17 1.24299411 1.288057583 5/21/2007 1.57 1.19 1.251271468 1.307534941 5/22/2007 1.6 1.2 1.255944359 1.307916082 5/23/2007 1.59 1.18 1.248819782 1.300072661 5/24/2007 1.58 1.17 1.232218842 1.282803645 5/25/2007 1.57 1.18 1.238141353 1.292072983 5/29/2007 1.62 1.21 1.23664352 1.315918323 5/30/2007 1.62 1.23 1.25080336 1.321787192 5/31/2007 1.62 1.21 1.253398637 1.318616202 6/1/2007 1.63 1.2 1.264683835 1.32439546 6/4/2007 1.66 1.21 1.271717065 1.32591267 6/5/2007 1.68 1.21 1.26915972 1.316574287 6/6/2007 1.66 1.2 1.257164891 1.302973073 6/7/2007 1.64 1.18 1.226257006 1.267608183 6/8/2007 1.65 1.19 1.226087029 1.268705507 6/11/2007 1.68 1.18 1.234821042 1.277295347 6/12/2007 1.6 1.16 1.217027884 1.248789201 6/13/2007 1.54 1.16 1.231262302 1.257499845 6/14/2007 1.57 1.16 1.238649824 1.265778528 6/15/2007 1.62 1.16 1.246188249 1.280387335 6/18/2007 1.63 1.19 1.242834764 1.26522408 6/19/2007 1.63 1.18 1.234922138 1.263860495 6/20/2007 1.63 1.15 1.218362385 1.247738157 6/21/2007 1.59 1.15 1.202329473 1.236577997 6/22/2007 1.61 1.14 1.192338142 1.216607074 6/25/2007 1.59 1.13 1.185838675 1.199671636 6/26/2007 1.59 1.11 1.164811434 1.191476253 6/27/2007 1.61 1.11 1.154692165 1.199473748 6/28/2007 1.6 1.11 1.163182746 1.207318569 6/29/2007 1.58 1.1 1.147593552 1.193676038 7/2/2007 1.58 1.1 1.159761009 1.198155161 7/3/2007 1.59 1.11 1.170307288 1.214467396 7/5/2007 1.59 1.11 1.171168498 1.221209751 7/6/2007 1.61 1.13 1.192497313 1.254545582 7/9/2007 1.6 1.13 1.192205218 1.25527455 7/10/2007 1.58 1.1 1.172274802 1.217055812 7/11/2007 1.55 1.09 1.171445704 1.220561545 7/12/2007 1.58 1.11 1.185857608 1.244565988 7/13/2007 1.53 1.12 1.183821532 1.24311629 7/16/2007 1.55 1.11 1.174831744 1.232354996 7/17/2007 1.54 1.12 1.174202456 1.236523623 7/18/2007 1.53 1.11 1.15788527 1.216091305 7/19/2007 1.53 1.1 1.155991063 1.209866965 7/20/2007 1.52 1.09 1.137382011 1.198689175 7/23/2007 1.51 1.09 1.138768333 1.196396816 7/24/2007 1.48 1.03 1.099955004 1.138182102 ARCC has Traded at a Premium Market Valuation ARCC 1.18x BDC Peers 0.85x(1) ALD 0.66x Average Price / Book Average Price / Book Average Price / Book Average Price / Book Average Price / Book Average Price / Book 3 mo. 6 mo. 1 yr. 2 yrs. 3 yrs. ALD 0.59x 0.52x 0.43x 0.55x 0.85x ARCC 1.12x 1.04x 0.83x 0.74x 0.84x BDC Peers (1) 0.74x 0.71x 0.61x 0.63x 0.78x Non-Dividend Paying BDCs (2) 0.44x 0.42x 0.34x 0.43x 0.65x Non-dividend paying BDCs 0.54x(2) Includes the following BDCs: ACAS, AINV, BKCC, FSC, GNV, KCAP, MCGC, PNNT and PSEC. Includes the following BDCs: ACAS, MCGC and GNV. Strength of Ares Platform

Expected Benefits of Proposed Merger to ALD Shareholders Resumption of dividend payments for ALD shareholders Improved access to the debt capital markets on more favorable terms Improved access to the equity capital markets Increased liquidity and flexibility to provide for future growth of the business Increased portfolio diversity Size and scope of Ares Management's investment management platform ARCC's ability to complete the transaction and effectively integrate the businesses upon a successful stockholder vote